Exhibit 99.1

TERMINATION OF Joint Filing and Solicitation Agreement

November 12, 2019

Each of the undersigned is a party to that certain Joint Filing and Solicitation Agreement, dated September 18, 2019 (the “Joint Filing and Solicitation Agreement”). Each of the undersigned hereby agrees that the Joint Filing and Solicitation Agreement is terminated effective immediately.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Termination of Joint Filing and Solicitation Agreement to be executed as of the day and year first above written.

VELAN CAPITAL, L.P.

By:	Altiva Management Inc., its general partner

By:	/s/ Stephanie P. Cooper
	Name:	Stephanie P. Cooper
	Title:	President and Secretary

ALTIVA MANAGEMENT INC.

By:	/s/ Stephanie P. Cooper
	Name:	Stephanie P. Cooper
	Title:	President and Secretary

BALAJI VENKATARAMAN

/s/ Balaji Venkataraman
Individually and as attorney-in-fact for Gérard Ber, Eric Ende, Ann MacDougall, Heinz Mäusli and David W. Mims

VIRINDER NOHRIA

/s/ Virinder Nohria

LTE PARTNERS, LLC

By:	LTE Management, LLC, its Manager

By:	/s/ Ryan Melkonian
	Name:	Ryan Melkonian
	Title:	Member and Manager

LTE MANAGEMENT, LLC

By:	/s/ Ryan Melkonian
	Name:	Ryan Melkonian
	Title:	Member and Manager

MELKONIAN CAPITAL MANAGEMENT, LLC

By:	/s/ Ryan Melkonian
	Name:	Ryan Melkonian
	Title:	Member and Manager

RYAN MELKONIAN

/s/ Ryan Melkonian

TERENCE COOKE

/s/ Terence Cooke

DEEPAK SARPANGAL

/s/ Deepak Sarpangal